Crawford & Company®
5335 Triangle Parkway
Peachtree Corners, GA 30092

FOR IMMEDIATE RELEASE
CRAWFORD & COMPANY REPORTS 2019 SECOND QUARTER RESULTS
GENERATES SEQUENTIAL IMPROVEMENT OVER FIRST QUARTER

ATLANTA, (August 5, 2019) -- Crawford & Company (www.crawco.com) (NYSE: CRD-A and CRD-B), the world’s largest publicly listed independent provider of claims management and outsourcing solutions to insurance companies and self-insured entities, today announced its financial results for the second quarter ended June 30, 2019.
The Company’s two classes of stock are substantially identical, except with respect to voting rights and the Company’s ability to pay greater cash dividends on the non-voting Class A Common Stock (CRD-A) than on the voting Class B Common Stock (CRD-B), subject to certain limitations. In addition, with respect to mergers or similar transactions, holders of CRD-A must receive the same type and amount of consideration as holders of CRD-B, unless different consideration is approved by the holders of 75% of CRD-A, voting as a class.
GAAP Consolidated Results
Second Quarter 2019

•
Revenues before reimbursements of $256.9 million, compared with $279.0 million for the 2018 second quarter, which included $13.9 million of revenues from the Garden City Group business line which was disposed of in June 2018

•	Net income attributable to shareholders of $2.6 million, compared to a $(2.4) million loss in the same period last year

•	Diluted earnings per share of $0.06 for CRD-A and $0.04 for CRD-B, compared with $(0.04) for CRD-A and $(0.06) for CRD-B in the prior year second quarter

Non-GAAP Consolidated Results
Second Quarter 2019

Non-GAAP results for 2019 have been presented on a constant dollar basis to 2018 and excluding the pretax arbitration settlement charges of $11.4 million in the 2019 period. Non-GAAP consolidated results for the 2018 quarter have been calculated excluding the net operating results of the Garden City Group business, the “GCG business”, disposed of on June 15, 2018 and the loss on disposition of business line.

•	Revenues before reimbursements, on a non-GAAP basis, of $264.2 million, which remained relatively flat compared with $265.1 million for the 2018 second quarter

•	Net income attributable to shareholders, on a non-GAAP basis, totaled $11.3 million in the 2019 second quarter, compared to $11.0 million in the same period last year

•	Diluted earnings per share, on a non-GAAP basis, of $0.21 for CRD-A and $0.19 for CRD-B in the 2019 second quarter unchanged from $0.21 for CRD-A and $0.19 for CRD-B in the prior year second quarter

•
Consolidated adjusted operating earnings, on a non-GAAP basis, were $22.9 million, or 8.7% of revenues, in the 2019 second quarter, compared with $21.7 million, or 8.2% of revenues, in the 2018 second quarter

•
Consolidated adjusted EBITDA, a non-GAAP financial measure, was $30.6 million, or 11.6% of non-GAAP revenues, in the 2019 second quarter, compared with $32.5 million, or 12.3% of revenues, in the 2018 period

Management Comments
Mr. Harsha V. Agadi, president and chief executive officer of Crawford & Company, stated, “For the 2019 second quarter, on a constant currency basis and excluding GCG, we delivered 6% operating earnings growth on revenues that were essentially flat year over year and strong sequential improvement over our first quarter operating earnings. Importantly, the strategic investments that we have made in our salespeople to drive market share and in new product development are firmly taking hold. This can clearly be seen in our new business development where we have seen a sharp acceleration in new client wins. Through the second quarter we have signed $47.0 million in annual revenue value from new customers, which compares to $30.0 million for the first six months of 2018. This success and our growing new business development pipeline provide confidence in our full year outlook.
We have also been working to transition Crawford towards more predictable, recurring revenue business as we strive to reduce the volatility from weather. To accomplish this, we have shifted our investment in technology over the last year towards transformational efforts versus maintenance spending as we work to create solutions designed to solve our clients’ most complex challenges. Our goal is to be a leader in the outsourced claims market and offer our clients industry-leading solutions designed to solve their most complex challenges. Along these lines, I am very excited with a key new client win with a top 15 P&C carrier in the United States who outsourced the handling of their small business claims to us. Claims management is our expertise, and we can offer an industry-leading end-to-end solution at a more effective cost to the client. Looking forward, handling small and medium carriers’ claims on an outsourced basis represents a large and untapped market opportunity which will ultimately increase the predictability of our revenues and cash flow.
While I am pleased with where our business is positioned and confident in the outlook, I am also very encouraged with the success that we have achieved improving our cash generation while remaining disciplined on expenses. Through the second quarter, we generated a $27.4 million year-over-year increase in operating cash flow and our free cash flow improved by $37.1 million over the prior year period. We will continue to be disciplined and use our capital to drive value for shareholders through a disciplined capital allocation strategy focused on investment in the business, accretive M&A, and returning capital to shareholders through a consistent quarterly dividend and share repurchases. Of note, we have bought back 701,506 shares of CRD-A and 1,449,240 of CRD-B at an average cost of $9.11 per share, year to date, representing 4% of our outstanding shares.”
Mr. Agadi concluded, “We continue to make strong progress positioning Crawford not only for growth but also for continued leadership in the outsourced claims industry. Our new business wins are accelerating as a result of our investment in people, products, and innovation. Additionally, our clients are seeing the many benefits that we can provide and are beginning to outsource large portions of their claims to Crawford which is an exciting growth opportunity. While our new clients’ business will take time to ramp, we remain firmly on track to deliver our longer term goal of achieving 5% revenue growth and 15% earnings growth, annually.”

Segment Results for the Second Quarter
Crawford Claims Solutions
Crawford Claims Solutions revenues before reimbursements were $86.0 million in the second quarter of 2019, decreasing from $93.1 million in the second quarter of 2018 partially due to a decrease in weather related activity in the U.S., as 2018 revenues included $4.1 million from the runoff of 2017 hurricane claims. On a constant dollar basis, second quarter 2019 revenues were $89.6 million.
Excluding centralized indirect support costs, gross profit decreased to $19.6 million, or a gross margin of 22.7% in 2019 from $21.5 million, or a gross margin of 23.1% in 2018, due primarily to lower earnings in Canada and Europe compared to the prior year. After the allocation of indirect costs, operating earnings were $1.7 million in the 2019 second quarter compared with operating earnings of $4.1 million in the second quarter of 2018, representing an operating margin of 2.0% in the 2019 quarter and 4.4% in the 2018 quarter.
Crawford TPA Solutions: Broadspire
Crawford TPA Solutions: Broadspire segment revenues before reimbursements were $99.5 million in the 2019 second quarter, decreasing from $102.6 million in the 2018 second quarter. Changes in foreign exchange rates resulted in a decrease in revenues of approximately 1.3%, or $1.3 million, for the three months ended June 30, 2019, as compared with the 2018 period. Additionally, 2019 revenues were negatively impacted by decreased cases received.
Excluding centralized indirect support costs, gross profit decreased to $23.7 million, or a gross margin of 23.8% in 2019 from $26.5 million, or a gross margin of 25.8% in 2018, as lower direct expenses did not offset the lower revenues. After allocation of indirect costs, Crawford TPA Solutions: Broadspire recorded operating earnings of $5.0 million in the second quarter of 2019 representing an operating margin of 5.1% compared with $8.1 million, or 7.9% of revenues, in the 2018 second quarter.
Crawford Specialty Solutions
Crawford Specialty Solutions revenues before reimbursements were $71.4 million in the second quarter of 2019, down from $83.3 million in the same period of 2018, which included $13.9 million of GCG revenues. Non-GAAP segment revenues excluding GCG were $69.4 million in the 2018 period. Changes in foreign exchange rates resulted in a decrease of our Crawford Specialty Solutions segment revenues by approximately 2.8%, or $2.4 million for the three months ended June 30, 2019, as compared with the 2018 period. Absent foreign exchange rate fluctuations, Crawford Specialty Solutions segment revenues would have been $73.8 million for the three months ended June 30, 2019, increasing 6% over prior year non-GAAP revenues of $69.4 million.
Excluding indirect support costs, gross profit decreased to $25.2 million, or a gross margin of 35.3%, in 2019 from $26.8 million, or a gross margin of 32.1%, in 2018, due primarily to the absence of the Garden City Group. After allocation of indirect costs, operating earnings were $12.6 million in the 2019 second quarter compared with $10.0 million in the 2018 period. The segment’s operating margin for the 2019 quarter was 17.7% as compared to 12.0% in the 2018 quarter. This improvement was primarily due to the absence of the Garden City Group business which had an operating loss in the 2018 period after the allocation of indirect costs.
Unallocated Corporate and Shared Costs and Credits, Net
Unallocated corporate costs, net were a credit of $3.2 million in the second quarter of 2019, compared with costs of $0.7 million in the same period of 2018. The decrease for the three months ended June 30, 2019 was due to decreases in professional fees, bad debt expense and other administrative costs, partially offset by an increase in defined benefit pension expense.

Arbitration Settlement Charges
During the three months ended June 30, 2019, the Company recognized pretax charges in the amount of $11.4 million, or $0.15 per share after income taxes, related to an arbitration panel award to three of the four former executives of the Company's former Garden City Group associated with their departure from that company on December 31, 2015. The expense is classified as "Arbitration Settlement Charges" on the Company's unaudited Condensed Consolidated Statements of Operations.

Balance Sheet and Cash Flow
The Company’s consolidated cash and cash equivalents position as of June 30, 2019, totaled $39.2 million, compared with $53.1 million at December 31, 2018. The Company’s total debt outstanding as of June 30, 2019, totaled $202.8 million, compared with $190.4 million at December 31, 2018.
The Company’s operations provided $8.7 million of cash during the 2019 period, compared with a use of cash of $18.7 million in the 2018 period. The $27.4 million increase in cash provided by operating activities was primarily due to better accounts receivable management and lower working capital requirements, including the positive cash flow impact of the Garden City Group disposal, and a decrease in discretionary U.S. and U.K. pension contributions in 2019 compared to 2018. Free cash flow improved by $37.1 million over 2018 for the six month period.
As expected, the Company made no contributions to its U.S defined benefit pension plan and $0.3 million to its U.K. plans for the 2019 six month period, compared with contributions of $6.0 million and $2.8 million, respectively, in the 2018 six month period.
During the six months ended June 30, 2019, the Company repurchased 701,506 shares of CRD-A and 1,449,240 of CRD-B at an average cost of $9.11 per share.

2019 Guidance
The Company is updating its 2019 guidance to reflect the impact of foreign exchange on revenues and the GCG arbitration settlement as follows:

•	Consolidated revenues before reimbursements between $1.02 and $1.07 billion;

•	Net income attributable to shareholders of Crawford & Company between $38.0 and $43.0 million, or $0.70 to $0.80 diluted earnings per CRD-A share, and $0.63 to $0.73 diluted earnings per CRD-B share;

•
Non-GAAP net income attributable to shareholders of Crawford & Company, before arbitration settlement charges, between $46.0 and $51.0 million, or $0.85 to $0.95 diluted earnings per CRD-A share, and $0.78 to $0.88 diluted earnings per CRD-B share;

•	Consolidated operating earnings between $90.0 and $100.0 million;

•	Consolidated adjusted EBITDA between $130.0 and $140.0 million;
To a significant extent, Crawford’s business depends on case volumes. The Company cannot predict the future trend of case volumes for a number of reasons, including the fact that the frequency and severity of weather-related claims and the occurrence of natural and man-made disasters, which are a significant source of claims and revenue for the Company, are generally not subject to accurate forecasting.
Conference Call
As previously announced, Crawford & Company will host a conference call on August 6, 2019 at 8:30 a.m. Eastern Time to discuss its second quarter 2019 results. The conference call can be accessed live by dialing 1-800-374-2518 and using Conference ID 6551409. A presentation for tomorrow’s call can also be found on the investor relations portion of the Company’s website, http://www.crawco.com. The call will be recorded and available for replay through September 6, 2019. You may dial 1-855-859-2056 to listen to the replay.

Non-GAAP Presentation
In the normal course of business, our operating segments incur certain out-of-pocket expenses that are thereafter reimbursed by our clients. Under U.S. generally accepted accounting principles (“GAAP”), these out-of-pocket expenses and associated reimbursements are required to be included when reporting expenses and revenues, respectively, in our consolidated results of operations. In the foregoing discussion and analysis of segment results of operations, we do not include a gross up of segment expenses and revenues for these pass-through reimbursed expenses. The amounts of reimbursed expenses and related revenues offset each other in our results of operations with no impact to our net income or operating earnings. A reconciliation of revenues before reimbursements to consolidated revenues determined in accordance with GAAP is self-evident from the face of the accompanying unaudited condensed consolidated statements of operations.
Operating earnings is the primary financial performance measure used by our senior management and chief operating decision maker (“CODM”) to evaluate the financial performance of our Company and operating segments, and make resource allocation and certain compensation decisions. Unlike net income, segment operating earnings is not a standard performance measure found in GAAP. We believe this measure is useful to others in that it allows them to evaluate segment and consolidated operating performance using the same criteria used by our senior management and CODM. Consolidated operating earnings represent segment earnings including certain unallocated corporate and shared costs and credits, but before net corporate interest expense, stock option expense, amortization of customer-relationship intangible assets, loss on disposition of business line, arbitration settlement charges, income taxes, and net income or loss attributable to noncontrolling interests and redeemable noncontrolling interests.
Gross profit is defined as revenues less direct expenses which exclude indirect overhead expenses allocated to the business. Indirect expenses consist of centralized administrative support costs, regional and local shared services that are allocated to each segment based on usage.
Adjusted EBITDA is not a term defined by GAAP and as a result our measure of adjusted EBITDA might not be comparable to similarly titled measures used by other companies. However, adjusted EBITDA is used by management to evaluate, assess and benchmark our operational results. The Company believes that adjusted EBITDA is relevant and useful information widely used by analysts, investors and other interested parties. Adjusted EBITDA is defined as net income attributable to shareholders of the Company with recurring adjustments for depreciation and amortization, net corporate interest expense, income taxes and stock-based compensation expense and foreign exchange. Additionally, adjustments for non-recurring expenses for arbitration settlement charges, loss on disposition of business line and the disposed GCG business results have been included in the calculation of adjusted EBITDA.
Unallocated corporate and shared costs and credits include expenses and credits related to our chief executive officer and Board of Directors, certain provisions for bad debt allowances or subsequent recoveries such as those related to bankrupt clients, defined benefit pension costs or credits for our frozen U.S. pension plan, certain unallocated professional fees, and certain self-insurance costs and recoveries that are not allocated to our individual operating segments.
Income taxes, net corporate interest expense, stock option expense, and amortization of customer-relationship intangible assets are recurring components of our net income, but they are not considered part of our segment operating earnings because they are managed on a corporate-wide basis. Income taxes are calculated for the Company on a consolidated basis based on statutory rates in effect in the various jurisdictions in which we provide services, and vary significantly by jurisdiction. Net corporate interest expense results from capital structure decisions made by senior management and the Board of Directors, affecting the Company as a whole. Stock option expense represents the non-cash costs generally related to stock options and employee stock purchase plan expenses which are not allocated to our operating segments. Amortization expense is a non-cash expense for finite-lived customer-relationship and trade name intangible assets acquired in business combinations. None of these costs relate directly to the performance of our services or operating activities and, therefore, are excluded from segment operating earnings in order to better assess the results of each segment's operating activities on a consistent basis.

Following is a reconciliation of segment and consolidated operating earnings to net income attributable to shareholders of Crawford & Company on a GAAP basis. The reconciliation of full year 2019 guidance is to the midpoint of the guidance range.

	Three months ended		Six months ended		Midpoint
(in thousands)	June 30, 2019	June 30, 2018	June 30, 2019	June 30, 2018	Guidance 2019
Operating earnings:
Crawford TPA Solutions: Broadspire	$5,026	$8,132	$11,759	$15,959
Crawford Claims Solutions	1,710	4,100	1,397	5,245
Crawford Specialty Solutions	12,612	10,036	24,807	20,060
Unallocated corporate and shared credits (costs), net	3,170	(697)	(744)	(1,518)
Consolidated operating earnings	22,518	21,571	37,219	39,746	$95,000
(Deduct) Add:
Net corporate interest expense	(2,468)	(2,440)	(5,184)	(5,004)	(10,800)
Stock option expense	(413)	(512)	(898)	(962)	(2,000)
Amortization expense	(2,802)	(2,791)	(5,600)	(5,556)	(11,200)
Arbitration settlement charges	(11,352)	—	(11,352)	—	(11,352)
Loss on disposition of business line	—	(17,795)	—	(17,795)	—
Income taxes	(2,859)	(461)	(5,792)	(4,427)	(18,248)
Net loss (income) attributable to noncontrolling interests and redeemable noncontrolling interests	18	3	358	142	(900)
Net income (loss) attributable to shareholders of Crawford & Company	$2,642	$(2,425)	$8,751	$6,144	$40,500

Following is a reconciliation of net income attributable to shareholders of Crawford & Company on a GAAP basis to non-GAAP adjusted EBITDA. The reconciliation of full year 2019 guidance is to the midpoint of the guidance range.

	Three months ended		Six months ended		Midpoint
(in thousands)	June 30, 2019	June 30, 2018	June 30, 2019	June 30, 2018	Guidance 2019
Net income (loss) attributable to shareholders of Crawford & Company	$2,642	$(2,425)	$8,751	$6,144	$40,500
Add (Deduct):
Depreciation and amortization	9,206	12,350	19,850	22,640	45,700
Stock-based compensation	1,646	1,790	1,399	3,355	8,400
Net corporate interest expense	2,468	2,440	5,184	5,004	10,800
Arbitration settlement charges	11,352	—	11,352	—	11,352
Loss on disposition of business line	—	17,795	—	17,795	—
Income taxes	2,859	461	5,792	4,427	18,248
Foreign exchange impacts	380	—	704	—	—
Removal of the impact of the disposed GCG business	—	128	—	1,007	—
Non-GAAP adjusted EBITDA	$30,553	$32,539	$53,032	$60,372	$135,000

Following are the reconciliations of GAAP Revenue, Operating Earnings, Pretax Earnings, Net Income and Earnings Per Share to related non-GAAP Adjusted figures, which reflect 2019 on a constant dollar basis before arbitration settlement charges and exclude the results of the disposal of the GCG business and the loss on disposition of business line for the three months and six months ended June 30, 2018.

Three months ended June 30, 2019
(in thousands)	Revenues	Non-GAAP Operating earnings	Pretax earnings	Net income attributable to Crawford & Company	Diluted earnings per CRD-A share	Diluted earnings per CRD-B share
GAAP	$256,881	$22,518	$5,483	$2,642	$0.06	$0.04
Adjustments:
Arbitration settlement charges	—	—	11,352	8,389	0.15	0.15
Foreign exchange impacts	7,346	380	380	249	—	—
Non-GAAP Adjusted	$264,227	$22,898	$17,215	$11,280	$0.21	$0.19

Three months ended June 30, 2018
(in thousands)	Revenues	Non-GAAP Operating earnings	Pretax (loss) earnings	Net income (loss) attributable to Crawford & Company	Diluted (loss) earnings per CRD-A share	Diluted (loss) earnings per CRD-B share
GAAP	$279,044	$21,571	$(1,967)	$(2,425)	$(0.04)	$(0.06)
Adjustments:
Loss on disposition of business line, net of tax of $4,494	—	—	17,795	13,301	0.25	0.25
GCG business results	(13,922)	1,410	1,407	952	0.02	0.02
Retained corporate overhead charged to GCG	—	(1,279)	(1,279)	(866)	(0.02)	(0.02)
Non-GAAP Adjusted	$265,122	$21,702	$15,956	$10,962	$0.21	$0.19

Six months ended June 30, 2019
(in thousands)	Revenues	Non-GAAP Operating earnings	Pretax earnings	Net income attributable to Crawford & Company	Diluted earnings per CRD-A share	Diluted earnings per CRD-B share
GAAP	$503,939	$37,219	$14,185	$8,751	$0.18	$0.14
Adjustments:
Arbitration settlement charges	—	—	11,352	8,389	0.15	0.15
Foreign exchange impacts	14,400	704	704	463	0.01	0.01
Non-GAAP Adjusted	$518,339	$37,923	$26,241	$9,214	$0.34	$0.30

Six months ended June 30, 2018
(in thousands)	Revenues	Non-GAAP Operating earnings	Pretax earnings	Net income attributable to Crawford & Company	Diluted earnings per CRD-A share	Diluted earnings per CRD-B share
GAAP	$552,148	$39,746	$10,429	$6,144	$0.13	$0.09
Adjustments:
Loss on disposition of business line, net of tax of $4,494	—	—	17,795	13,301	0.24	0.24
GCG business results	(29,875)	3,935	3,932	2,670	0.05	0.05
Retained corporate overhead charged to GCG	—	(2,925)	(2,925)	(1,986)	(0.04)	(0.04)
Non-GAAP Adjusted	$522,273	$40,756	$29,231	$20,129	$0.38	$0.34

Following is information regarding the weighted average shares used in the computation of basic and diluted earnings per share.

	Three months ended		Six months ended
(in thousands)	June 30, 2019	June 30, 2018	June 30, 2019	June 30, 2018
Weighted-Average Shares Used to Compute Basic Earnings Per Share:
Class A Common Stock	30,799	30,580	30,729	30,888
Class B Common Stock	23,021	24,480	23,193	24,460
Weighted-Average Shares Used to Compute Diluted Earnings Per Share:
Class A Common Stock	31,113	30,580	31,110	31,470
Class B Common Stock	23,021	24,448	23,193	24,472

Further information regarding the Company’s operating results for the quarter and six months ended June 30, 2019, and financial position as of June 30, 2019, and cash flows for the six months ended June 30, 2019 is shown on the attached unaudited condensed consolidated financial statements.
About Crawford & Company
Based in Atlanta, Georgia, Crawford & Company (www.crawco.com) is the world's largest publicly listed independent provider of claims management and outsourcing solutions to the risk management and insurance industry, as well as to self-insured entities, with an expansive global network serving clients in more than 70 countries.
The Company’s shares are traded on the NYSE under the symbols CRD-A and CRD-B. The Company's two classes of stock are substantially identical, except with respect to voting rights and the Company's ability to pay greater cash dividends on the non-voting Class A Common Stock than on the voting Class B Common Stock, subject to certain limitations. In addition, with respect to mergers or similar transactions, holders of Class A Common Stock must receive the same type and amount of consideration as holders of Class B Common Stock, unless different consideration is approved by the holders of 75% of the Class A Common Stock, voting as a class.
Earnings per share may be different between CRD-A and CRD-B due to the payment of a higher per share dividend on CRD-A than CRD-B, and the impact that has on the earnings per share calculation according to generally accepted accounting principles.
FOR FURTHER INFORMATION REGARDING THIS PRESS RELEASE, PLEASE CALL BRUCE SWAIN AT (404) 300-1051.

This press release contains forward-looking statements, including statements about the expected future financial condition, results of operations and earnings outlook of Crawford & Company. Statements, both qualitative and quantitative, that are not historical facts may be “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from historical experience or Crawford & Company’s present expectations. Accordingly, no one should place undue reliance on forward-looking statements, which speak only as of the date on which they are made. Crawford & Company does not undertake to update forward-looking statements to reflect the impact of circumstances or events that may arise or not arise after the date the forward-looking statements are made. For further information regarding Crawford & Company, including factors that could cause our actual financial condition, results or earnings to differ from those described in any forward-looking statements, please read Crawford & Company’s reports filed with the SEC and available at www.sec.gov and in the Investor Relations section of Crawford & Company’s website at www.crawco.com.

CRAWFORD & COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
Unaudited
(In Thousands, Except Per Share Amounts and Percentages)

Three Months Ended June 30,	2019	2018	% Change

Revenues:
Revenues Before Reimbursements	$256,881	$279,044	(8)%
Reimbursements	10,965	14,165	(23)%
Total Revenues	267,846	293,209	(9)%

Costs and Expenses:
Costs of Services Provided, Before Reimbursements	174,927	197,523	(11)%
Reimbursements	10,965	14,165	(23)%
Total Costs of Services	185,892	211,688	(12)%

Selling, General, and Administrative Expenses	60,184	64,000	(6)%
Corporate Interest Expense, Net	2,468	2,440	1%
Arbitration Settlement Charges	11,352	—	nm
Loss on Disposition of Business Line	—	17,795	nm
Total Costs and Expenses	259,896	295,923	(12)%

Other (Expense) Income	(2,467)	747	(430)%

Income (Loss) Before Income Taxes	5,483	(1,967)	379%
Provision for Income Taxes	2,859	461	520%

Net Income (Loss)	2,624	(2,428)	208%

Net Loss Attributable to Noncontrolling Interests and Redeemable Noncontrolling Interests	18	3	500%

Net Income (Loss) Attributable to Shareholders of Crawford & Company	$2,642	$(2,425)	209%

Earnings (Loss) Per Share - Basic:
Class A Common Stock	$0.06	$(0.04)	250%
Class B Common Stock	$0.04	$(0.06)	167%

Earnings (Loss) Per Share - Diluted:
Class A Common Stock	$0.06	$(0.04)	250%
Class B Common Stock	$0.04	$(0.06)	167%

Cash Dividends Per Share:
Class A Common Stock	$0.07	$0.07	—%
Class B Common Stock	$0.05	$0.05	—%

nm = not meaningful

CRAWFORD & COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
Unaudited
(In Thousands, Except Per Share Amounts and Percentages)

Six Months Ended June 30,	2019	2018	% Change

Revenues:
Revenues Before Reimbursements	$503,939	$552,148	(9)%
Reimbursements	20,284	31,448	(35)%
Total Revenues	524,223	583,596	(10)%

Costs and Expenses:
Costs of Services Provided, Before Reimbursements	352,815	395,142	(11)%
Reimbursements	20,284	31,448	(35)%
Total Costs of Services	373,099	426,590	(13)%

Selling, General, and Administrative Expenses	118,843	125,660	(5)%
Corporate Interest Expense, Net	5,184	5,004	4%
Arbitration Settlement Charges	11,352	—	nm
Loss on Disposition of Business line	—	17,795	nm
Total Costs and Expenses	508,478	575,049	(12)%

Other (Expense) Income	(1,560)	1,882	(183)%

Income Before Income Taxes	14,185	10,429	36%
Provision for Income Taxes	5,792	4,427	31%

Net Income	8,393	6,002	40%

Net Loss Attributable to Noncontrolling Interests and Redeemable Noncontrolling Interests	358	142	152%

Net Income Attributable to Shareholders of Crawford & Company	$8,751	$6,144	42%

Earnings Per Share - Basic:
Class A Common Stock	$0.18	$0.13	38%
Class B Common Stock	$0.14	$0.09	56%

Earnings Per Share - Diluted:
Class A Common Stock	$0.18	$0.13	38%
Class B Common Stock	$0.14	$0.09	56%

Cash Dividends Per Share:
Class A Common Stock	$0.14	$0.14	—%
Class B Common Stock	$0.10	$0.10	—%

nm = not meaningful

CRAWFORD & COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
As of June 30, 2019 and December 31, 2018
Unaudited
(In Thousands, Except Par Values)

	June 30,	December 31,
	2019	2018
ASSETS

Current Assets:
Cash and Cash Equivalents	$39,150	$53,119
Accounts Receivable, Net	137,175	131,117
Unbilled Revenues, at Estimated Billable Amounts	120,920	108,291
Income Taxes Receivable	4,093	4,084
Prepaid Expenses and Other Current Assets	22,304	24,237
Total Current Assets	323,642	320,848

Net Property and Equipment	31,678	34,303

Other Assets:
Operating Lease Right-of-Use Asset, Net	102,078	—
Goodwill	97,186	96,890
Intangible Assets Arising from Business Acquisitions, Net	79,950	85,023
Capitalized Software Costs, Net	68,436	72,210
Deferred Income Tax Assets	20,545	22,146
Other Noncurrent Assets	70,725	70,022
Total Other Assets	438,920	346,291

Total Assets	$794,240	$701,442

LIABILITIES AND SHAREHOLDERS’ INVESTMENT

Current Liabilities:
Short-Term Borrowings	$36,629	$23,195
Accounts Payable	31,970	37,834
Operating Lease Liability	29,697	—
Accrued Compensation and Related Costs	56,390	66,530
Self-Insured Risks	13,906	15,246
Income Taxes Payable	1,012	3,145
Deferred Rent	—	15,919
Other Accrued Liabilities	45,435	32,391
Deferred Revenues	29,931	30,961
Current Installments of Finance Leases	24	89
Total Current Liabilities	244,994	225,310

Noncurrent Liabilities:
Long-Term Debt and Finance Leases, Less Current Installments	166,155	167,126
Operating Lease Liability	87,453	—
Deferred Revenues	23,750	21,713
Accrued Pension Liabilities	72,130	74,323
Other Noncurrent Liabilities	30,242	32,024
Total Noncurrent Liabilities	379,730	295,186

Redeemable Noncontrolling Interests	5,117	5,500

Shareholders’ Investment:
Class A Common Stock, $1.00 Par Value	30,667	30,927
Class B Common Stock, $1.00 Par Value	22,958	24,408
Additional Paid-in Capital	60,601	58,793
Retained Earnings	258,329	273,607
Accumulated Other Comprehensive Loss	(211,634)	(216,447)
Shareholders’ Investment Attributable to Shareholders of Crawford & Company	160,921	171,288
Noncontrolling Interests	3,478	4,158
Total Shareholders’ Investment	164,399	175,446

Total Liabilities and Shareholders’ Investment	$794,240	$701,442

CRAWFORD & COMPANY
SUMMARY RESULTS BY OPERATING SEGMENT WITH DIRECT COMPENSATION AND OTHER EXPENSES
Unaudited
(In Thousands, Except Percentages)

Three Months Ended June 30,

	Crawford TPA Solutions: Broadspire		%	Crawford Claims Solutions		%	Crawford Specialty Solutions		%
	2019	2018	Change	2019	2018	Change	2019	2018	Change

Revenues Before Reimbursements	$99,518	$102,644	(3.0)%	$86,003	$93,110	(7.6)%	$71,360	$83,290	(14.3)%

Direct Compensation, Fringe Benefits & Non-Employee Labor	60,936	59,842	1.8%	56,065	59,801	(6.2)%	35,052	42,399	(17.3)%
% of Revenues Before Reimbursements	61.2%	58.3%		65.2%	64.2%		49.1%	50.9%

Expenses Other than Reimbursements, Direct Compensation, Fringe Benefits & Non-Employee Labor	33,556	34,670	(3.2)%	28,228	29,209	(3.4)%	23,696	30,855	(23.2)%
% of Revenues Before Reimbursements	33.7%	33.8%		32.8%	31.4%		33.2%	37.0%

Total Operating Expenses	94,492	94,512	—%	84,293	89,010	(5.3)%	58,748	73,254	(19.8)%

Operating Earnings (1)	$5,026	$8,132	(38.2)%	$1,710	$4,100	(58.3)%	$12,612	$10,036	25.7%
% of Revenues Before Reimbursements	5.1%	7.9%		2.0%	4.4%		17.7%	12.0%

Six Months Ended June 30,

	Crawford TPA Solutions: Broadspire		%	Crawford Claims Solutions		%	Crawford Specialty Solutions		%
	2019	2018	Change	2019	2018	Change	2019	2018	Change

Revenues Before Reimbursements	$197,312	$202,881	(2.7)%	$169,322	$183,556	(7.8)%	$137,305	$165,711	(17.1)%

Direct Compensation, Fringe Benefits & Non-Employee Labor	119,317	118,560	0.6%	111,966	120,471	(7.1)%	70,010	86,063	(18.7)%
% of Revenues Before Reimbursements	60.5%	58.4%		66.1%	65.6%		51.0%	51.9%

Expenses Other than Reimbursements, Direct Compensation, Fringe Benefits & Non-Employee Labor	66,236	68,362	(3.1)%	55,959	57,840	(3.3)%	42,488	59,588	(28.7)%
% of Revenues Before Reimbursements	33.6%	33.7%		33.0%	31.5%		30.9%	36.0%

Total Operating Expenses	185,553	186,922	(0.7)%	167,925	178,311	(5.8)%	112,498	145,651	(22.8)%

Operating Earnings (1)	$11,759	$15,959	(26.3)%	$1,397	$5,245	(73.4)%	$24,807	$20,060	23.7%
% of Revenues Before Reimbursements	6.0%	7.9%		0.8%	2.9%		18.1%	12.1%
(1) A non-GAAP financial measurement which represents net income attributable to the applicable reporting segment excluding income taxes, net corporate interest expense, stock option expense, amortization of customer-relationship intangible assets, loss on disposition of business line, arbitration settlement charges, and certain unallocated corporate and shared costs and credits. See pages 5-6 for additional information about segment operating earnings.

CRAWFORD & COMPANY
SUMMARY RESULTS BY OPERATING SEGMENT WITH DIRECT AND INDIRECT COSTS
Unaudited
(In Thousands, Except Percentages)

Three Months Ended June 30,

	Crawford TPA Solutions: Broadspire		%	Crawford Claims Solutions		%	Crawford Specialty Solutions		%
	2019	2018	Change	2019	2018	Change	2019	2018	Change

Revenues Before Reimbursements	$99,518	$102,644	(3.0)%	$86,003	$93,110	(7.6)%	$71,360	$83,290	(14.3)%

Direct Expense	75,840	76,112	(0.4)%	66,450	71,589	(7.2)%	46,137	56,517	(18.4)%
% of Revenues Before Reimbursements	76.2%	74.2%		77.3%	76.9%		64.7%	67.9%

Segment Gross Profit	23,678	26,532	(10.8)%	19,553	21,521	(9.1)%	25,223	26,773	(5.8)%
% of Revenues Before Reimbursements	23.8%	25.8%		22.7%	23.1%		35.3%	32.1%

Indirect Costs	18,652	18,400	1.4%	17,843	17,421	2.4%	12,611	16,737	(24.7)%
% of Revenues Before Reimbursements	18.7%	17.9%		20.7%	18.7%		17.7%	20.1%

Operating Earnings (1)	$5,026	$8,132	(38.2)%	$1,710	$4,100	(58.3)%	$12,612	$10,036	25.7%
% of Revenues Before Reimbursements	5.1%	7.9%		2.0%	4.4%		17.7%	12.0%

Six Months Ended June 30,

	Crawford TPA Solutions: Broadspire		%	Crawford Claims Solutions		%	Crawford Specialty Solutions		%
	2019	2018	Change	2019	2018	Change	2019	2018	Change

Revenues Before Reimbursements	$197,312	$202,881	(2.7)%	$169,322	$183,556	(7.8)%	$137,305	$165,711	(17.1)%

Direct Expense	148,171	149,943	(1.2)%	132,692	144,089	(7.9)%	89,641	112,080	(20.0)%
% of Revenues Before Reimbursements	75.1%	73.9%		78.4%	78.5%		65.3%	67.6%

Segment Gross Profit	49,141	52,938	(7.2)%	36,630	39,467	(7.2)%	47,664	53,631	(11.1)%
% of Revenues Before Reimbursements	24.9%	26.1%		21.6%	21.5%		34.7%	32.4%

Indirect Costs	37,382	36,979	1.1%	35,233	34,222	3.0%	22,857	33,571	(31.9)%
% of Revenues Before Reimbursements	18.9%	18.2%		20.8%	18.6%		16.6%	20.3%

Operating Earnings (1)	$11,759	$15,959	(26.3)%	$1,397	$5,245	(73.4)%	$24,807	$20,060	23.7%
% of Revenues Before Reimbursements	6.0%	7.9%		0.8%	2.9%		18.1%	12.1%
(1) A non-GAAP financial measurement which represents net income attributable to the applicable reporting segment excluding income taxes, net corporate interest expense, stock option expense, amortization of customer-relationship intangible assets, loss on disposition of business line, arbitration settlement charges and certain unallocated corporate and shared costs and credits. See pages 5-6 for additional information about segment operating earnings.

CRAWFORD & COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
Six Months Ended June 30, 2019 and June 30, 2018
Unaudited
(In Thousands)

	2019	2018
Cash Flows From Operating Activities:
Net Income	$8,393	$6,002
Reconciliation of Net Income to Net Cash Provided by (Used in) Operating Activities:
Depreciation and Amortization	19,850	22,640
Arbitration Settlement Charges	11,352	—
Stock-Based Compensation Costs	1,399	3,355
Loss on Disposition of Business Line	—	17,795
Changes in Operating Assets and Liabilities, Net of Effects of Acquisitions and Dispositions:
Accounts Receivable, Net	(4,086)	(539)
Unbilled Revenues, Net	(11,848)	(28,346)
Accrued or Prepaid Income Taxes	(563)	250
Accounts Payable and Accrued Liabilities	(16,048)	(19,985)
Deferred Revenues	962	(390)
Accrued Retirement Costs	(343)	(12,932)
Prepaid Expenses and Other Operating Activities	(329)	(6,549)
Net Cash Provided by (Used in) Operating Activities	8,739	(18,699)

Cash Flows From Investing Activities:
Acquisitions of Property and Equipment	(3,729)	(9,538)
Cash Proceeds from Disposition of Business Line	—	41,165
Capitalization of Computer Software Costs	(4,369)	(8,270)
Net Cash (Used in) Provided by Investing Activities	(8,098)	23,357

Cash Flows From Financing Activities:
Cash Dividends Paid	(6,595)	(6,784)
Proceeds from Shares Purchased Under Employee Stock-Based Compensation Plans	850	323
Repurchases of Common Stock	(19,585)	(5,570)
Increases in Short-Term and Revolving Credit Facility Borrowings	51,408	63,547
Payments on Short-Term and Revolving Credit Facility Borrowings	(40,611)	(63,978)
Payments on Finance Lease Obligations	(61)	(320)
Dividends Paid to Noncontrolling Interests	(280)	(167)
Net Cash Used In Financing Activities	(14,874)	(12,949)

Effects of Exchange Rate Changes on Cash and Cash Equivalents	264	603
Decrease in Cash and Cash Equivalents	(13,969)	(7,688)
Cash and Cash Equivalents at Beginning of Year	53,119	54,011
Cash and Cash Equivalents at End of Period	$39,150	$46,323